UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 1, 2018

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Bedford Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 324-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Departure of Chief Credit Officer

On June 1, 2018, Samuel Davis tendered his resignation as Executive Vice President and Chief Credit Officer of Patriot Bank, N.A. (“Patriot Bank”), a wholly-owned subsidiary of Patriot National Bancorp, Inc. (“Patriot” or the “Company”), effective immediately.

(2) Appointment of Chief Credit Officer

David W. Christiansen was appointed Executive Vice President & Chief Credit Officer of Patriot Bank, effective as of June 4, 2018.

Prior to joining Patriot, Mr. Christiansen was Executive Vice President & Chief Credit Officer of First American International Bank of New York since January 2017. Mr. Christiansen’s leadership of credit administration, credit risk management, underwriting, closing, loan servicing and portfolio management is a strong match for his new role at Patriot. He previously held senior roles at National Cooperative Bank, Credit Agricole and JPMorgan Chase from 2006 to 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: June 13, 2018	By:	/s/ Richard A. Muskus, Jr.
		Name:	Richard A. Muskus, Jr.
		Title:	President